                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Report: April 24, 2002



                             HELMERICH & PAYNE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                        1-4221                  73-0679879
---------------               ----------------           ----------------
(State or other               (Commission File          (I.R.S. Employer
jurisdiction of                   Number)                Identification
incorporation)                                               Number)


Utica at Twenty-first Street, Tulsa, Oklahoma                 74114
---------------------------------------------               ----------
  (Address of principal executive offices)                  (Zip Code)


                                 (918) 742-5531
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



                               Page 1 of 10 Pages.
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Item 9.  Other Events.

         On April 24, 2002, Helmerich & Payne, Inc. issued the following press release:

         "TULSA, OK., -- Helmerich & Payne, Inc. announced net income of $10,872,000 ($0.22 per share, on a diluted basis) from revenues of $155,576,000 for the second quarter ended March 31, 2002, compared with net income of $41,749,000 ($0.82 per share, on a diluted basis) from revenues of $221,569,000 for the second quarter of the prior fiscal year. Net income for the first six months of this fiscal year totaled $26,476,000 ($0.53 per share, on a diluted basis) from revenues of $329,723,000, compared with net income of $75,589,000 ($1.49 per share, on a diluted basis) from revenues of $414,119,000 for the same period last year. This year's second quarter and year-to-date results include net income from the sale of investment securities of $324,000 ($0.01 per share). There were no meaningful gains from security sales during the first six months of last year.

         Contract Drilling Division

         Total Contract Drilling Division operating profit fell to $17,949,000, from $31,693,000 recorded for the first quarter of this year, and $24,449,000 for last year's second quarter. The most significant decline in division performance occurred in the U.S. where continued reductions in land rig dayrates drove second quarter operating profit for U.S. operations to $13,533,000, from the $27,816,000 recorded for this year's first quarter, and from $20,644,000 reported for last year's second quarter. Average U.S. land rig revenue per day for the second quarter was $12,386, down 13% from $14,192 reported in the first quarter of this year, and down 6% from $13,154 recorded for the second quarter of last year. U.S. land rig utilization for the quarter was 76%, compared with 89% during the first quarter of this year, and 95% for the second quarter of last year. The Company's U.S. land rig utilization for this quarter was impacted by the inclusion of an additional four rigs that recently became available after significant modification. Dayrates for the Company's U.S. offshore platform rigs remained steady, however, utilization in that sector dropped to 89%, compared with 100% in both the previous quarter and in the second quarter of last year. The Company anticipates that its newly constructed platform rigs, 205 and 206, will commence operations in May and June, respectively.


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

         The Company's international contract drilling operating profit of $4,416,000 was up slightly over the previous quarter and last year's second quarter. Improved profitability in Ecuador and Argentina operations helped to offset reduced operating profit in Venezuela and Bolivia. Venezuela's second quarter results were negatively impacted by $2,379,000 of currency devaluation losses resulting from a severe decline in the value of the Venezuelan bolivar due to a change in its government exchange rate policy. However, the value of the bolivar has improved relative to the U.S. dollar during the last 30 days. Rig utilization for international operations averaged 58% for this year's second quarter, 55% for the first quarter of this year, and 49% for the second quarter of last year.

         During the second quarter, the Company commenced operations on the two remaining new FlexRigs(TM)* constructed during its FlexRig2 program. Those rigs, along with the additional four conventional rigs that completed refurbishment early in the quarter, brought the total U.S. land rig count to 58. As previously announced, the Company is currently in its FlexRig3 construction program wherein a total of 25 new rigs are expected to be built over the next 18 months. It is anticipated that the Company will commence operations on ten of the 25 rigs prior to the end of fiscal year 2002, and that the remainder will commence operations during fiscal year 2003. The first rig from the FlexRig3 project is scheduled to be completed next month.

         Oil and Gas Division

         As announced on February 25, 2002, the Company and Key Production Company, Inc. (Key) have signed a definitive agreement that provides for Helmerich & Payne, Inc. to spin off its Oil and Gas Division to its shareholders and for the newly spun company to combine with Key. The combined company, named Cimarex Energy Co., will be a new publicly traded exploration and production company. The boards of directors of H&P and Key have each unanimously approved the contemplated transaction. The transaction will close after receipt of necessary Key shareholder and regulatory approvals, including the receipt of a favorable letter ruling from the Internal Revenue Service. Closing will likely occur in the third calendar quarter of 2002. Approval of the


         * FlexRigTM hereinafter referred to as FlexRig.


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

         transaction by H&P's shareholders will not be required. Subject to a favorable IRS ruling, it is anticipated that the transaction will be tax free to H&P and will be tax deferred to the shareholders of H&P and Key. Application will be made for Cimarex shares to be listed on the New York Stock Exchange.

         During the second quarter, the Company's Exploration and Production Division recorded improved operating profit over the first quarter of this year, but significantly lower than recorded for last year's second quarter. The average price received for the Company's natural gas production was $2.03 per mcf in this quarter, compared with $2.06 in the first quarter of this year, and $6.49 per mcf for last year's second quarter. Oil prices averaged $19.86 per barrel during the second quarter, compared with $19.60 per barrel during the first quarter, both down substantially from the $28.09 per barrel received for company's production during last year's second quarter. Production volumes declined slightly in both natural gas and oil compared with the first quarter, but were down by approximately 10% in both categories compared with the second quarter of last year. Operating profit for this quarter improved over last quarter due to reductions in dry hole and abandonment expenditures and the absence of any significant impairment charges.

         Outlook

         Guidance for Helmerich & Payne, Inc.'s net income for fiscal year 2002 is slightly increased from that provided in the January 23, 2002 First Quarter Earnings Release. Although average U.S. land rig dayrates are expected to remain under pricing pressure, natural gas prices have strengthened in recent weeks and therefore, net income for the year is anticipated to be in the range of $1.00 to $1.10 per share if commodity prices remain at or above current levels. This earnings guidance also assumes a full year of income from the Company's Oil and Gas Division. As stated earlier, the contemplated spin-off and merging of the Oil and Gas Division could be completed prior to September 30 and would reduce Company income accordingly.

         Company President and C.E.O., Hans Helmerich commented, 'We believe the spin/merge of the Company's Oil and Gas Division and the FlexRig construction projects are two exceptional events in the Company's 82 year old history and add significant value for shareholders.


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
         Although industry conditions continue to be soft, the market's response to the spin/merge announcement and our customers' preference for the FlexRig technology have been very encouraging.'

         Helmerich & Payne, Inc. (HP/NYSE) is an energy-oriented company engaged in contract drilling and oil and gas exploration and production. Currently, H&P has 58 U.S. land rigs, ten U.S. platform rigs located in the Gulf of Mexico, and 33 rigs located in South America. Additionally, the Company has two offshore platform rigs under construction and near completion, and has begun the construction of 25 FlexRigs to be put in service over the next 15 to 18 months.

         Helmerich & Payne, Inc.'s conference call/webcast is scheduled for this afternoon at 3:30 EDT (2:30 CDT). To listen, go to http://www.videonewswire.com/event.asp?id=4487. Due to applicable SEC regulations, the Company has elected not to archive this conference call on its website.

         Forward-Looking Statements

         It should be noted that this announcement contains certain statements that may be deemed to be "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
         Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the consummation of the proposed spin-off and merger, its effect on future earnings, cash flow or other operating results, the expected closing date of the proposed spin-off and merger, any other effect or benefit of the proposed spin-off and merger, the tax treatment of the proposed spin-off and merger and the combined company, market prospects, and any other statements that are not historical facts. H&P strongly encourages readers to note that some or all of the assumptions upon which such forward-looking statements are based are beyond their ability to control or estimate precisely, and may in some cases be subject to rapid and material changes. Such assumptions include but are not limited to costs and difficulties related to the integration of the businesses, costs, delays and other difficulties related to the proposed spin-off and merger, closing conditions not being satisfied, general market conditions prevailing in the exploration for and development and production of oil and gas (including inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes), operating hazards and


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
         delays, actions by customers and other third parties, the future price of oil and gas, and other factors detailed in H&P's filings with the Securities and Exchange Commission (the "SEC"), which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. H&P undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

         Additional Information

         In connection with the proposed spin-off and merger, Key and Cimarex will file a proxy statement/prospectus with the SEC. Investors and security holders are urged to carefully read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about Key and H&P's oil and gas division, without charge, at the SEC's web site at www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: Helmerich & Payne, Inc, Utica at Twenty-First Street, Tulsa, Oklahoma 74114, Attention: Steven
         R. Mackey, Corporate Secretary; telephone 918-742-5531, fax
         918-743-2671.

         Participants in Solicitation

         H&P and Cimarex and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Key's shareholders in connection with the proposed merger. Hans Helmerich, Douglas E. Fears and Steven R. Mackey are currently directors of Cimarex, and each of them and Steven R. Shaw are currently officers of Cimarex (the "Cimarex Participants"). None of the Cimarex Participants beneficially owns any shares of Cimarex common stock. The Cimarex Participants are all executive officers of H&P. Information concerning H&P's participants in the solicitation is set forth in H&P's proxy statement dated January 25, 2002, which is filed with the SEC. Key's shareholders may obtain additional information about the interests of all such participants in the proposed merger by reading


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         the proxy statement/prospectus when it becomes available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions."


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

                             HELMERICH & PAYNE, INC.
                                    Unaudited
                      (in thousands, except per share data)

                                                        03/31/02       09/30/01
                                                       ----------     ----------
Consolidated Condensed Balance Sheets
ASSETS:
 Total current assets                                  $  223,069     $  331,412
 Investments                                              231,823        200,286
 Net property, plant, and equipment                       919,301        818,404
 Other assets                                              15,153         14,405
                                                       ----------     ----------

TOTAL ASSETS                                           $1,389,346     $1,364,507
                                                       ==========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY:
 Total current liabilities                             $   76,080     $  121,221
 Total noncurrent liabilities                             195,232        166,809
 Long-term debt                                            50,000         50,000
 Total Shareholders' Equity                             1,068,034      1,026,477
                                                       ----------     ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $1,389,346     $1,364,507
                                                       ==========     ==========

                                            Three Months Ended      Six Months Ended
                                                  March 31             March 31
                                              2002       2001       2002       2001
                                            --------   --------   --------   --------
Consolidated Statements of Income
REVENUES:
 Sales and other operating revenues         $153,959   $218,817   $326,756   $408,565
Income from investments                        1,617      2,752      2,967      5,554
                                            --------   --------   --------   --------
                                             155,576    221,569    329,723    414,119
                                            --------   --------   --------   --------
COST AND EXPENSES:
 Operating costs                              96,919    107,076    199,250    201,122
 Depreciation, depletion and amortization     21,893     22,784     48,886     40,762
 Dry holes and abandonments                    4,311      6,704     10,123     18,748
 Taxes, other than income taxes                9,154     12,066     18,113     20,934
 General and administrative                    5,358      4,646      9,926      8,213
 Interest                                        342         68        716        675
                                            --------   --------   --------   --------
                                             137,977    153,344    287,014    290,454
                                            --------   --------   --------   --------
INCOME BEFORE INCOME TAXES AND EQUITY
IN INCOME OF AFFILIATES                       17,599     68,225     42,709    123,665

INCOME TAX EXPENSE                             7,497     27,118     18,095     49,153
EQUITY IN INCOME OF AFFILIATES,
 net of income taxes                             770        642      1,862      1,077
                                            --------   --------   --------   --------
NET INCOME                                  $ 10,872   $ 41,749   $ 26,476   $ 75,589
                                            ========   ========   ========   ========

EARNINGS PER COMMON SHARE:
 Basic                                      $   0.22   $   0.83   $   0.53   $   1.51
 Diluted                                    $   0.22   $   0.82   $   0.53   $   1.49
Average common shares outstanding:
 Basic                                        49,788     50,197     49,762     50,005
 Diluted                                      50,265     51,139     50,171     50,783


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

                             HELMERICH & PAYNE, INC.
                                    Unaudited
                                 (in thousands)

                                           Three Months Ended         Six Months Ended
                                               March 31                   March 31
                                          2002          2001         2002         2001
                                        ---------    ---------    ---------    ---------
Financial Results - Lines of Business

SALES AND OTHER REVENUES:

    Contract Drilling - Domestic        $  78,670    $  73,159    $ 170,793    $ 135,453
    Contract Drilling - International      39,210       35,128       78,263       73,819
                                        ---------    ---------    ---------    ---------
      Total Contract Drilling             117,880      108,287      249,056      209,272
                                        ---------    ---------    ---------    ---------
    Exploration and Production             23,056       74,835       47,847      132,563
    Natural Gas Marketing                  11,481       31,474       25,802       60,153
                                        ---------    ---------    ---------    ---------
      Total Oil and Gas                    34,537      106,309       73,649      192,716
                                        ---------    ---------    ---------    ---------

    Real Estate                             1,965        4,245        4,460        6,576
    Other                                   1,194        2,728        2,558        5,555
                                        ---------    ---------    ---------    ---------
      Total Revenues                    $ 155,576    $ 221,569    $ 329,723    $ 414,119
                                        =========    =========    =========    =========

OPERATING PROFIT (LOSS):

    Contract Drilling - Domestic        $  13,533    $  20,644    $  41,349    $  37,690
    Contract Drilling - International       4,416        3,805        8,293       11,353
                                        ---------    ---------    ---------    ---------
      Total Contract Drilling              17,949       24,449       49,642       49,043
                                        ---------    ---------    ---------    ---------
 Exploration and Production                 3,006       44,095         (953)      71,115
    Natural Gas Marketing                     979          (33)       1,439        4,666
                                        ---------    ---------    ---------    ---------
      Total Oil and Gas                     3,985       44,062          486       75,781
                                        ---------    ---------    ---------    ---------
    Real Estate                             1,336        2,929        2,733        4,304
      Total Operating Profit               23,270       71,440       52,861      129,128
                                        ---------    ---------    ---------    ---------

OTHER                                      (5,671)      (3,215)     (10,152)      (5,463)

INCOME BEFORE INCOME TAXES AND
                                        ---------    ---------    ---------    ---------
EQUITY IN INCOME OF AFFILIATES:         $  17,599    $  68,225    $  42,709    $ 123,665
                                        =========    =========    =========    =========

Average Production and Prices

  Production
    Oil - Barrels Per Day                   2,018        2,258        2,064        2,345
    Natural Gas - Mcf Per Day             104,494      118,401      106,722      117,438
  Sales Prices
    Oil - $ Per Barrel                  $   19.86    $   28.09    $   19.72    $   29.70
    Natural Gas - $ Per Mcf             $    2.03    $    6.49    $    2.05    $    5.59


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       HELMERICH & PAYNE, INC.
                                           (Registrant)



                                       By:     /s/ STEVEN R. MACKEY
                                           ----------------------------------
                                           Name:   Steven R. Mackey
                                           Title:  Vice President



Dated:   April 24, 2002


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